Exhibit 99.4

Chartwell CareGivers, Inc.

Case No. 02-88568

Reporting Period: August 31, 2004

Schedule of Cash Receipts and Disbursements

	Bank Accounts				Current Month	Cumulative
	Sky #6423 - East	Sky #6415 - West	Comerica #061	Comerica #384	Actual	Actual

Cash Balance Beginning	$895	$607	$(25,570)	$5,120	$(18,948)	$(35,950)

Recepits
Cash sales					$—	$—
Accounts Receivable	$313	$13,572			$13,884	$360,943
Loans and Advances					$—	$—
Sale of Assets					$—	$—
Other - Cash Transfers from Related Companies			$620,439	$466,408	$1,086,847	$23,271,772
Total Receipts	$313	$13,572	$620,439	$466,408	$1,100,732	$23,632,715

Disbursements
Net Payroll				$(466,084)	$(466,084)	$(5,622,362)
Payroll Taxes					$—	$—
Sales, Use and Other Taxes					$—	$—
Inventory Purchases					$—	$(939,248)
Rents and Lease Payments					$—	$—
Insurance					$—	$(224,193)
Administrative & Selling			$(660,545)		$(660,545)	$(12,561,396)
Other - Cash Transfers from Related Companies	$(67)	$(846)			$(914)	$(4,295,323)
Professional Fees					$—	$—
U.S. Trustee Fees					$—	$—
Court Costs					$—	$—
Total Disbursements	$(67)	$(846)	$(660,545)	$(466,084)	$(1,127,542)	$(23,642,523)

Net Cash Flow	$246	$12,725	$(40,105)	$324	$(26,811)	$(9,809)

Cash End of Month	$1,141	$13,332	$(65,675)	$5,444	$(45,758)	$(45,758)

Chartwell CareGivers, Inc.

Case #02-88568

STATEMENTS OF INCOME

(Post-Petition)

	For The One Month Ended August 31, 2004	Cumulative to Date
	(UNAUDITED)	(UNAUDITED)
Revenues:
Service revenues	$1,938,055	$47,024,153

Net Revenues	1,938,055	47,024,153

Operating Expenses:
Cost of Services	859,537	19,710,506

Gross Margin	1,078,518	27,313,647
	55.6%	58.1%

General and administrative expenses:
Personnel costs	901,728	19,515,277
Occupancy costs	96,642	2,302,684
Bad debt expense	61,756	2,690,223
Other	106,866	32,130,079

Total General and Administrative Expenses	1,166,992	56,638,263

Loss from Operations	(88,474)	(29,324,616)

Other Expenses (Income):
Interest expense	78,606	1,522,502
Depreciation and amortization	47,333	1,249,838
Other expense	111,249	2,392,199

Other Expenses - Net	237,188	5,164,539

Loss before Reorganization Items	(325,662)	(34,489,155)

Reorganization Items:
Professional fees	31,538	683,284
Other	3,333	(808,338)

Reorganization Expenses (Income) - Net	34,871	(125,054)

Loss Before Income Tax Provision	(360,533)	(34,364,101)

Income Tax Provision	—	—

Net Loss	$(360,533)	$(34,364,101)

Chartwell CareGivers, Inc.

Case No. 02-88568

Reporting Period:  August 31, 2004

Balance Sheet

	Book Value
	@ Current Date	@ Petition Date

Assets
Current Assets
Unrestricted Cash and Equivalents	$(45,758)	$12,687
Accounts Receivable(net)	4,480,021	6,984,710
Inventories	658,551	670,610
InterCompany with Bankrupt Subsidiaries	(3,187,108)	14,311,991
Prepaid and Other Current Assets	97,105	12,216
Total Current Assets	2,002,811	21,992,214

Property, Plant and Equipment-net

Total Property, Plant and Equipment-net	1,041,576	2,153,106

Other Assets

Goodwill (net)	1,100,000	—
Intangible Asset (net)	10,300,000	—
Other Assets	59,753	91,540
Total Other Assets	11,459,753	91,540

Total Assets	$14,504,140	$24,236,860

Liabilities & Equity
Liabilities Not Under Compromise
Accounts Payable	$1,682,351	$2,235
Accrued Payroll and Benefit Costs	610,007	68,917
Accrued Other and Other Liabilities	2,465,197	—
Secured Debt	1,179,786	—
Total Post-Petition Liabilities	5,937,341	71,152

Liabilities Under Compromise
Unsecured Debt	—	13,779,232
Secured Debt	924,940	4,302,450
Accounts Payable	3,011,197	3,216,188
Accrued Payroll and Other Liabilities	756,384	2,729,193
Total Pre-Petition Liabilities	4,692,521	24,027,063

Total Liabilities	10,629,862	24,098,215

Equity
Additional Paid in Capital	41,802,232	—
Accumulated (Deficit) Retained Earnings	(37,927,954)	138,645
Total Equity	3,874,278	138,645

Total Liabilities & Equity	$14,504,140	$24,236,860

Chartwell CareGivers, Inc.

Case No. 02-88568

August 31, 2004

Summary of Unpaid Post-Petition Debts

	0-30	31-60	61-90	91 and Over	Total
Accounts Payable	$(536,909)	$(294,756)	$(84,758)	$(634,835)	$(1,551,258)
Accrued Accounts Payable	(131,093)				(131,093)
Insurance Overpayment	(2,244,527)				(2,244,527)
Accrued Salaries	(342,832)				(342,832)
Accrued PTO	(202,248)				(202,248)
Accrued Commissions	(11,380)				(11,380)
Accrued Workers Comp	(26,203)				(26,203)
Accrued Professional Fees-Other	(90,696)				(90,696)
Accrued Other	(103,763)				(103,763)
Accrued Payroll Taxes	(27,344)				(27,344)
Accrued Sales Tax	(26,211)				(26,211)
Secured Debt	(1,179,786)				(1,179,786)
					—
Total Post Petition Debts	$(4,922,992)	$(294,756)	$(84,758.00)	($634,835)	$(5,937,341)

1)              Post Petition Accounts Payable to be paid in future periods based on A/P vendor terms.

2)              Post Petiton Accrued Accounts Payable represent current month expenses which were entered into the A/P system after the current month-end A/P close. These items will be paid in future periods based on A/P vendor terms.

3)              Insurance Payments will be recouped in from future EOBs of Request for Payment Letters.

4)              Post Petition Salaries were paid in Sep-04 in accordance with established payroll cycle.

5)              Post Petition Paid Time Off will be paid in future payrolls based on elected and approved PTO taken by active employees.

6)              Accrued Commissions to be paid in Sep-04.

7)              Accrued Workers Comp will be paid in future periods in accordance with compliance requirements.

8)              Post Petition Accrued Professional Fees-Other to be paid in future periods based on vendor terms.

9)              Post Petition employee benefits were funded in May-04 in accordance with plan requirements.

10)        Post Petition Accrued Payroll Taxes were paid in Sep-04 in accordance with established payroll cycle.

11)        Accrued Sales Tax was paid in Sep-04 when the respective state return was timely filed.

12)        Post Petition Federal Withholding Taxes were paid in May-04 in accordance with Federal requirements.

12)        Secured debt will be paid down from the collection of Accounts Receivable.

Chartwell CareGivers, Inc.

Case No. 02-88568

August 31, 2004

Accounts Receivable Reconciliation & Aging

Aug-04
Accounts Receivable Aging Rollforward

Total Accounts Receivable at the beginning of the reporting period	$5,669,015
Add: Amount Billed during the Period	2,017,785
Add: Other	90,562
Less: Net Write-offs	(20,479)
Less: Amount Collected during the Period	(2,137,207)
Total Accounts Receivable Aging at end of Reporting Period	$5,619,676

Accounts Receivable Aging Bucket Analysis

0 - 30 Days Old	$1,625,840
31 - 60 Days Old	909,074
61 - 90 Days Old	616,057
91 + Days Old	2,468,704
Total Aged Accounts Receivable	$5,619,676

Accounts Receivable Reconciliation to the General Ledger

Accounts Receivable Per Aging Report	$5,619,676

Add: Unbilled Revenue	350,867

Less: Unapplied Cash	(7,805)

Less: Allowance for Uncollectible Accounts	(1,482,717)

Total Accounts Receivable Per General Ledger	$4,480,021